Post-Qualification Offering Circular Amendment No. 38

File No. 024-10496

PART II

OFFERING CIRCULAR

 Groundfloor Finance Inc.

Fifteen Series of Limited Recourse Obligations

Totaling $1,951,920

Dated: December 14, 2016

This Post-Qualification Offering Circular Amendment No. 38 (this “Offering Circular Amendment No. 38”) amends the offering circular of Groundfloor Finance Inc, dated December 8, 2015, as qualified on December 15, 2015, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

This Offering Circular Amendment No. 38 relates to the offer and sale (the “Offering”) of up to an additional $1,951,920 in aggregate amount of Limited Recourse Obligations (the “LROs”) consisting of 15 separate series of LROs to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). We own and operate a web-based investment platform (the “Platform”) on which we conduct our business. Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is PO Box 79346, Atlanta, GA 30357. Our Platform is accessible at www.groundfloor.us.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) to be financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Developer”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Developer.

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amounts we actually receive as payments on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” beginning on page 4 and page 91 of the Offering Circular, “The LROS Covered by this Offering Circular,” and “Project Summaries” below for the specific terms of the 15 series of LROs covered by this Offering Circular Amendment No. 38.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Developers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents”.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 16 of the Offering Circular.

We will commence offering each series of LROs promptly after the date this Offering Circular Amendment No. 38 is qualified by posting a separate landing page on our Platform corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this Offering Circular Amendment No. 38 will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on our Platform.

This Offering is being conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LROs offered hereby may only be purchased by investors residing in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. This Offering Circular Amendment No. 38 shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be, unlawful, prior to registration or qualification under the laws of any such state. In addition, the LROs are offered only to investors who meet certain financial suitability requirements. See “Investor Suitability Requirements.”

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$45,630	N/A	$45,630	N/A
Total Maximum	$1,951,920	N/A	$1,951,920	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this Offering Circular Amendment No. 38.

Incorporation by Reference of Offering Circular

The Offering Circular, including this Offering Circular Amendment No. 38, is part of an offering statement (File No. 024-10496) that we filed with the Securities and Exchange Commission (the “Commission”). We hereby incorporate by reference into this Offering Circular Amendment No. 38 all of the information (i) contained in Part II of the Offering Circular, to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment, including the form of LRO Agreement beginning on page LRO-1 thereof; (ii) contained in Post-Qualification Amendment No. 11 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof; (iii) contained in Post-Qualification Amendment No. 31 to the Offering Circular, including the Financial Statements beginning on page F-25 thereof; (iv) contained in Offering Circular Supplement No. 10 to the Offering Circular, until such time as Post-Qualification Amendment No. 34, or another post-qualification amendment containing substantially similar information, is qualified by order of the Commission; (v) contained in Post-Qualification Amendment No. 34 to the Offering Circular (upon order of qualification by the Commission), (vi) contained in Offering Circular Supplement No. 11 to the Offering Circular, (vii) contained in Post-Qualification Amendment No. 36 to the Offering Circular, and (viii) contained in Offering Circular Supplement No. 12 to the Offering Circular. Note that any statement that we make in this Offering Circular Amendment No. 38 (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROS Covered by this Offering Circular

The following tabular information is added under “The LROs Covered by this Offering Circular” on page 10 and page 100 of the Offering Circular:

Series of LRO/Project Name: 415 East Ladies Mile Road, Richmond, VA 23222
Developer (borrowing entity): GDR Enterprises, LLC
Aggregate Purchase Amount of the LRO: $45,630	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 415 East Ladies Mile Road, Richmond, VA 23222	• Loan Principal: $45,630 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 2642 Lockridge Avenue, Kansas City, MO 64128
Developer (borrowing entity): S L Developers LLC
Aggregate Purchase Amount of the LRO: $69,000	Expected Return Rate of the LRO: 16% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 2642 Lockridge Avenue, Kansas City, MO 64128	• Loan Principal: $69,000 • Interest Rate: 16% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 2213 Woodrow Drive, Knoxville, TN 37918
Developer (borrowing entity): Mountain Capital Solutions LLC
Aggregate Purchase Amount of the LRO: $74,600	Expected Return Rate of the LRO: 16% per annum
Final Payment Date: 9 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 2213 Woodrow Drive, Knoxville, TN 37918	• Loan Principal: $74,600 • Interest Rate: 16% and Grade: D • Term and Repayment Terms: 9 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 4205 Solomon Drive, Knoxville, TN 37938
Developer (borrowing entity): Lewis Holdings, Inc.
Aggregate Purchase Amount of the LRO: $81,000	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 4205 Solomon Drive, Knoxville, TN 37938	• Loan Principal: $81,000 • Interest Rate: 9.6% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 4158 Sun Valley Boulevard, Atlanta, GA 30344
Developer (borrowing entity): Investor’s Network LLC
Aggregate Purchase Amount of the LRO: $89,000	Expected Return Rate of the LRO: 14.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 4158 Sun Valley Boulevard, Atlanta, GA 30344	• Loan Principal: $89,000 • Interest Rate: 14.5% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 5914 South Ada Street, Chicago, IL 60636
Developer (borrowing entity): MBJ Real Estate Consultants Inc.
Aggregate Purchase Amount of the LRO: $89,100	Expected Return Rate of the LRO: 16% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 5914 South Ada Street, Chicago, IL 60636	• Loan Principal: $89,100 • Interest Rate: 16% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 2319 Aurie Drive, Decatur,GA 30034
Developer (borrowing entity): ENTRUST REALTY, LLC
Aggregate Purchase Amount of the LRO: $96,300	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 9 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 2319 Aurie Drive, Decatur, GA 30034	• Loan Principal: $96,300 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 9 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 4450 Granada Drive, College Park, GA 30349
Developer (borrowing entity): Investor’s Network LLC
Aggregate Purchase Amount of the LRO: $116,000	Expected Return Rate of the LRO: 14.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 4450 Granada Drive, College Park, GA 30349	• Loan Principal: $116,000 • Interest Rate: 14.5% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 10504 Meath Drive, St. Louis, MO 63123
Developer (borrowing entity): Joint Ops Properties LLC
Aggregate Purchase Amount of the LRO: $125,100	Expected Return Rate of the LRO: 11% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 10504 Meath Drive, St. Louis, MO 63123	• Loan Principal: $125,100 • Interest Rate: 11% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 3108 San Marcus Avenue, Dallas, TX 75228
Developer (borrowing entity): Turning Point Enterprises, LLC
Aggregate Purchase Amount of the LRO: $132,200	Expected Return Rate of the LRO: 13.5% per annum
Final Payment Date: 6 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 3108 San Marcus Avenue, Dallas, TX 75228	• Loan Principal: $132,200 • Interest Rate: 13.5% and Grade: D • Term and Repayment Terms: 6 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 224 John Street, South Amboy, NJ 08879
Developer (borrowing entity): Titan Enterprise Group LLC
Aggregate Purchase Amount of the LRO: $134,500	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 224 John Street, South Amboy, NJ 08879	• Loan Principal: $134,500 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 1004 Lepley Road, Hanahan, SC 29410
Developer (borrowing entity): The Bryan Kelby Crabtree and Bethea Anne Crabtree Joint Living Trust
Aggregate Purchase Amount of the LRO: $135,400	Expected Return Rate of the LRO: 8.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 1004 Lepley Road, Hanahan, SC 29410	• Loan Principal: $135,400 • Interest Rate: 8.5% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 1440 Allene Avenue Southwest, Atlanta, GA 30310
Developer (borrowing entity): TYO 1412 Allene LLC
Aggregate Purchase Amount of the LRO: $140,000	Expected Return Rate of the LRO: 8.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 1440 Allene Avenue Southwest, Atlanta, GA 30310	• Loan Principal: $140,000 • Interest Rate: 8.5% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 10462 South Weeping Willow Drive, Sandy, UT 84070
Developer (borrowing entity): Calcap, LLC
Aggregate Purchase Amount of the LRO: $252,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 10462 South Weeping Willow Drive, Sandy, UT 84070	• Loan Principal: $252,000 • Interest Rate: 13.4% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 5260 South Landings Drive, Fort Myers, FL 33919
Developer (borrowing entity): Calcap, LLC
Aggregate Purchase Amount of the LRO: $372,090	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 5260 South Landings Drive, Fort Myers, FL 33919	• Loan Principal: $372,090 • Interest Rate: 9.6% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

For purposes of the Offering, all references to the aggregate amount of LROs to be offered and sold in the Offering shall be deemed to refer to $1,951,920 and the number of series of LROs covered by the Offering shall be deemed to refer to the 15 separate series of LROs covered by this Offering Circular Amendment No. 38, corresponding to the same number of Projects for which we intend to extend Loans.

Plan of Distribution

The following disclosure is added on page 102 of the Offering Circular under the table included under “Plan of Distribution”:

The table below lists the additional 15 Projects covered by this Offering Circular Amendment No. 38 for which we are offering separate series of LROs. Each series of LRO is denominated by the corresponding Project’s name.

Series of LRO/Project	Aggregate Purchase Amount/Loan Principal
415 East Ladies Mile Road, Richmond, VA 23222	$45,630
2642 Lockridge Avenue, Kansas City, MO 64128	69,000
2213 Woodrow Drive, Knoxville, TN 37918	74,600
4158 Sun Valley Boulevard, Atlanta, GA 30344	89,000
4205 Solomon Drive, Knoxville, TN 37938	81,000
5914 South Ada Street, Chicago, IL 60636	89,100
2319 Aurie Drive, Decatur, GA 30034	96,300
4450 Granada Drive, College Park, GA 30349	116,000
10504 Meath Drive, St. Louis, MO 63123	125,100
3108 San Marcus Avenue, Dallas, TX 75228	132,200
224 John Street, South Amboy, NJ 08879	134,500
1004 Lepley Road, Hanahan, SC 29410	135,400
1440 Allene Avenue Southwest, Atlanta, GA 30310	140,000
10462 South Weeping Willow Drive, Sandy, UT 84070	252,000
5260 South Landings Drive, Fort Myers, FL 33919	372,090
Total	$1,951,920

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-207.

PROJECT SUMMARIES FOR OFFERING CIRCULAR AMENDMENT NO. 38

PROJECT SUMMARY | 415 EAST LADIES MILE ROAD, RICHMOND, VA 23222

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	12 months	45.6%	$45,630	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$45,630	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

GDR Enterprises, LLC
Evan Jarvis - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$100,000
$41,300
Total Project Costs
$58,700
GROUNDFLOOR
$45,630
$13,070
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$33,000	Loan To ARV	45.6%
Purchase Date	TBD	Loan To Total Project Cost	77.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 6 10
Quality of Valuation Report 3 4
Skin-in-the-Game 3 10
Location 4 8
Borrower Experience 3 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)

$100,000

Certified Independent Appraisal

Broker's Price Opinion

Borrower Provided Appraisal

Borrower Provided Comps

PROPERTY DESCRIPTION



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Jackson Ave
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415 East Ladies Mile Road
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Patrick Ave
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Address: 415 EAST LADIES MILE ROAD, RICHMOND, VA 23222

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower has not completed any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 38 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GDR ENTERPRISES, LLC

DATE OF FORMATION ★

03/15/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt
$381K	$340K

Unsold Inventory	Aged Inventory
1	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
0	$0

Gross Margin %
N/A

PRINCIPAL

Evan Jarvis

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
3	$150K

Average Project Time	Average Total Project Costs
4 months	$100K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 2642 LOCKRIDGE AVENUE, KANSAS CITY, MO 64128

D



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
16%	12 months	57.5%	$69,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$69,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

S L Developers LLC
Cecil Hall - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$120,000
$49,000
Total Project Costs
$71,000
GROUNDFLOOR
$69,000
$2,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$0	Loan To ARV	57.5%
Purchase Date	10/17/2016	Loan To Total Project Cost	97.2%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 5 10
Quality of Valuation Report 3 4
Skin-in-the-Game 1 10
Location 4 8
Borrower Experience 1 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)
$120,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION

Address: 2642 LOCKRIDGE AVENUE, KANSAS CITY, MO 64128

The Borrower intends to use the loan proceeds renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower is a new entity and does not have any assets or operating history.
- The Borrower acquired the property through a quitclaim transaction. As such, the purchase price of the property is $0.
- In a quitclaim transaction, the deed contains no warranties of title or ownership. Because we require title insurance, the loan will only be originated if the title insurance company is satisfied with the title condition of the property and the title policy is sufficient to cover any defects related to the quitclaim transaction. Please see "Closing Conditions" below.
- The Principal has not completed any projects in the past. As such, the Principal's historical averages cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 38 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

S L DEVELOPERS LLC

DATE OF FORMATION ★
10/12/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Cecil Hall

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
0	$0	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 2213 WOODROW DRIVE, KNOXVILLE, TN 37918

D



BORROWER

Mountain Capital Solutions LLC
Billie Hendrick - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
16%	9 months	59.7%	$74,600	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$74,600	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$125,000
$37,200
Total Project Costs
$87,800
GROUNDFLOOR
$74,600
$13,200
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$51,000	Loan To ARV	59.7%
Purchase Date	TBD	Loan To Total Project Cost	85.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	3	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$125,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


View larger map
Planet Fitness
2213 Woodrow Drive
Highland Dr
Google
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Terms of Use
Report a map error

Address: 2213 WOODROW DRIVE, KNOXVILLE, TN 37918

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 38 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

MOUNTAIN CAPITAL SOLUTIONS LLC

DATE OF FORMATION ★
03/29/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt
$0	$0

Unsold Inventory	Aged Inventory
0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
0	$0

Gross Margin %
0.0%

PRINCIPAL

Billie Hendrick

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
2	$125K

Average Project Time	Average Total Project Costs
6 months	$100K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 4158 SUN VALLEY BOULEVARD, ATLANTA, GA 30344

D



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
14.5%	12 months	65.9%	$89,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$89,000	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Investor's Network LLC
Brandon Thompson And Will Hardy - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$135,000
$46,000
Total Project Costs
$89,000
GROUNDFLOOR
$89,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$50,000	Loan To ARV	65.9%
Purchase Date	TBD	Loan To Total Project Cost	100.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Maximum
Loan To ARV Score	4	10
Quality of Valuation Report	3	4
Skin-in-the-Game	0	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$135,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
4158 Sun Valley Boulevard
Chestnut Dr
Yates Rd
Lakeshore Dr
Google
©2016 Google - Map Data Terms of Use Report a map error

Address: 4158 SUN VALLEY BOULEVARD, ATLANTA, GA 30344

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- Investor's Network is owned jointly by Brandon Thompson and Will Hardy, and Principal information reflects the entirety of their real estate experience.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 38 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

INVESTOR'S NETWORK LLC

DATE OF FORMATION ★
01/01/2007

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$8M	$6M	70	10

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
30	$2.8M	21.43%

PRINCIPAL

Brandon Thompson and Will Hardy

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
9	7	71%

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
100	$100K	5 months	$75K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 4205 SOLOMON DRIVE, KNOXVILLE, TN 37938

B



BORROWER

Lewis Holdings, Inc.
James Lewis - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9.6%	12 months	57.9%	$81,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$81,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$140,000
$49,893
Total Project Costs
$90,107
GROUNDFLOOR
$81,000
$9,107
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$80,107	Loan To ARV	57.9%
Purchase Date	TBD	Loan To Total Project Cost	89.9%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
10
Quality of Valuation Report
3
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$140,000

- Certified Independent Appraisal
- **Broker's Price Opinion**
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
4205 Solomon Drive
Google
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Address: 4205 SOLOMON DRIVE, KNOXVILLE, TN 37938

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 38 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

LEWIS HOLDINGS, INC.

DATE OF FORMATION ★
06/10/2013

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$704.5K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
13	$869.3K	31.11%

PRINCIPAL

James Lewis

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
15	$125K	3 months	$75K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 5914 SOUTH ADA STREET, CHICAGO, IL 60636

D



BORROWER

MBJ Real Estate Consultants Inc.
Michael Christian - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
16%	12 months	52.4%	$89,100	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$89,100	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$170,180
$70,080
Total Project Costs
$100,100
GROUNDFLOOR
$89,100
$11,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$10,000	Loan To ARV	52.4%
Purchase Date	09/06/2016	Loan To Total Project Cost	89.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	3	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	1	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$170,180

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
W 58th St
W 59th St
5914 South Ada Street
Google
©2016 Google - Map Data Terms of Use Report a map error

Address: 5914 SOUTH ADA STREET, CHICAGO, IL 60636

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower has not completed any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The Principal has not completed any projects in the past year. As such, the Principal's historical averages cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 38 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

MBJ REAL ESTATE CONSULTANTS INC.

DATE OF FORMATION ★
09/16/2007

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$40K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Michael Christian

FOCUS
Other

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
0	$0	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 2319 AURIE DRIVE, DECATUR, GA 30034

C



BORROWER

ENTRUST REALTY, LLC
Gene Johnson - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	9 months	62.5%	$96,300	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$96,300	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$154,000
$47,000
Total Project Costs
$107,000
GROUNDFLOOR
$96,300
$10,700
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$82,000	Loan To ARV	62.5%
Purchase Date	TBD	Loan To Total Project Cost	90.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	3	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$154,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
2319 Aurie Drive
Aurie Dr
Clifton Springs
Port Royal Ln
©2016 Google · Map Data · Terms of Use · Report a map error

Address: 2319 AURIE DRIVE, DECATUR, GA 30034

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 38 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ENTRUST REALTY, LLC

DATE OF FORMATION ★
04/01/2012

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$450K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
10	$670K	36.6%

PRINCIPAL

Gene Johnson

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$150K	5 months	$100K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 4450 GRANADA DRIVE, COLLEGE PARK, GA 30349

D



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
14.5%	12 months	70.3%	$116,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$116,000	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Investor's Network LLC
Brandon Thompson And Will Hardy - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$165,000
$49,000
Total Project Costs
$116,000
GROUNDFLOOR $116,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$72,000	Loan To ARV	70.3%
Purchase Date	TBD	Loan To Total Project Cost	100.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	3	4
Skin-in-the-Game	0	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$165,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
HERITAGE PAR
4450 Granada Drive
Google
©2016 Google - Map Data Terms of Use Report a map error

Address: 4450 GRANADA DRIVE, COLLEGE PARK, GA 30349

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- Investor's Network is owned jointly by Brandon Thompson and Will Hardy, and Principal information reflects the entirety of their real estate experience.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 38 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

INVESTOR'S NETWORK LLC

DATE OF FORMATION ★
01/01/2007

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$8M	$6M	70	10

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
30	$2.8M	21.43%

PRINCIPAL

Brandon Thompson and Will Hardy

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
9	7	71%

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
100	$100K	5 months	$75K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 10504 MEATH DRIVE, ST. LOUIS, MO 63123

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	62.6%	$125,100	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$125,100	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Joint Ops Properties LLC
Robert Scott - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$200,000
$49,000
Total Project Costs
$151,000
GROUNDFLOOR $125,100
$25,900
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$106,000	Loan To ARV	62.6%
Purchase Date	TBD	Loan To Total Project Cost	82.8%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 4 10
Quality of Valuation Report 3 4
Skin-in-the-Game 3 10
Location 4 8
Borrower Experience 4 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)
$200,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Roscommon Dr
Meath Dr
10504 Meath Drive
Florinda Dr
Google
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Address: 10504 MEATH DRIVE, ST. LOUIS, MO 63123

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 38 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

JOINT OPS PROPERTIES LLC

DATE OF FORMATION ★
05/08/2014

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$7.5M	$830K	N/A	N/A

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
50	$3.5M	35.71%

PRINCIPAL
Robert Scott

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
40	$95K	2 months	$60K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 3108 SAN MARCUS AVENUE, DALLAS, TX 75228

D



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.5%	6 months	66.1%	$132,200	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$132,200	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Turning Point Enterprises, LLC
Cortney Edwards - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$200,000
$53,000
Total Project Costs
$147,000
GROUNDFLOOR
$132,200
$14,800
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$102,000	Loan To ARV	66.1%
Purchase Date	TBD	Loan To Total Project Cost	89.9%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 4 10
Quality of Valuation Report 3 4
Skin-in-the-Game 2 10
Location 4 8
Borrower Experience 4 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)
$200,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
San Paula Ave
San Marcus Ave
3108 San Marcus Avenue
Santa Teresa Ave
Highwood Dr
Materhorn Dr
Andrea Ln
Google
©2016 Google - Map Data Terms of Use Report a map error

Address: 3108 SAN MARCUS AVENUE, DALLAS, TX 75228

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on November 30, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 38 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

TURNING POINT ENTERPRISES, LLC

DATE OF FORMATION ★
09/06/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt
$0	$0
Unsold Inventory	**Aged Inventory**
0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
0	$0
Gross Margin %	
N/A	

PRINCIPAL

Cortney Edwards

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0
On Time Repayment	
N/A	

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
10	$180K
Average Project Time	**Average Total Project Costs**
4 months	$115K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 224 JOHN STREET, SOUTH AMBOY, NJ 08879



C

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	12 months	58.5%	$134,500	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$134,500	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Titan Enterprise Group LLC
Rupert Pond - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$230,000
$81,216
Total Project Costs
$148,784
GROUNDFLOOR
$134,500
$14,284
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$97,484	Loan To ARV	58.5%
Purchase Date	TBD	Loan To Total Project Cost	90.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$230,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
224 John Street
South Amboy
©2016 Google - Map Data Terms of Use Report a map error

Address: 224 JOHN STREET, SOUTH AMBOY, NJ 08879

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower has not undertaken any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 38 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

TITAN ENTERPRISE GROUP LLC

DATE OF FORMATION ★

06/22/2015

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt
$0	$0
Unsold Inventory	**Aged Inventory**
0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
0	$0
Gross Margin %	
N/A	

PRINCIPAL

Rupert Pond

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0
On Time Repayment	
N/A	

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
3	$200K
Average Project Time	**Average Total Project Costs**
6 months	$140K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 1004 LEPLEY ROAD, HANAHAN, SC 29410

B



BORROWER

The Bryan Kelby Crabtree and Bethea Anne Crabtree Joint Living Trust
Bryan Crabtree - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
8.5%	12 months	60.2%	$135,400	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$135,400	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$225,000
$74,295
Total Project Costs
$150,705
GROUNDFLOOR
$135,400
$15,305
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$138,005	Loan To ARV	60.2%
Purchase Date	12/05/2016	Loan To Total Project Cost	89.8%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
10
Quality of Valuation Report
3
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$225,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Cooper River
1004 Lepley Road
Google
©2016 Google - Map Data
Terms of Use
Report a map error

Address: 1004 LEPLEY ROAD, HANAHAN, SC 29410

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on December 5, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 38 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

THE BRYAN KELBY CRABTREE AND BETHEA ANNE CRABTREE JOINT LIVING TRUST

DATE OF FORMATION ★
10/01/2010

FINANCIAL DATA
Reporting date: 09/30/16

PROJECTS / REVENUE
Reporting period: 2015

Value of Properties	Total Debt	Completed Projects	Revenue
$1.9M	$0	4	$390K

Unsold Inventory	Aged Inventory	Gross Margin %
0	0	34.62%

PRINCIPAL
Bryan Crabtree

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
5	$150K	6 months	$105K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 1440 ALLENE AVENUE SOUTHWEST, ATLANTA, GA 30310 B Rate Projected Term Loan to ARV Loan Amount Investors 8.5% 12 months 59.6% $140,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Renovation First Lien $140,000 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER TYO 1412 Allene LLC Tristain O’donnell - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $235,000 $45,000 Total Project Costs $190,000 GROUNDFLOOR $140,100 $50,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $110,000 Loan To ARV 59.6% Purchase Date 11/02/2016 Loan To Total Project Cost 73.7% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 3 4 Skin-in-the-Game 3 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $235,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 1440 ALLENE AVENUE SOUTHWEST, ATLANTA, GA 30310 The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower is using $93,000 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards the renovation of the property, much like an acquisition and renovation loan. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. Please consult the offering circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 38 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. TYO 1412 ALLENE LLC DATE OF FORMATION* 12/14/2015 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $0 $0 1 $200K Unsold Inventory Aged Inventory Gross Margin% 0 0 32.0% PRINCIPAL Tristain O’Donnell FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 1 0 1 $190K On Time Repayment Average Project Time Average Total Project Costs N/A 8 months $130K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PS-220

PROJECT SUMMARY | 10462 SOUTH WEEPING WILLOW DRIVE, SANDY, UT 84070

D


©2012 Utahrealestate.com

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	12 months	70.0%	$252,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$252,000	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Calcap, LLC
David Helm - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$360,000
$62,050
Total Project Costs
$297,950
GROUNDFLOOR
$252,000
$45,950
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$280,000	Loan To ARV	70.0%
Purchase Date	TBD	Loan To Total Project Cost	84.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$360,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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10462 South Weeping Willow Drive
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Address: 10462 SOUTH WEEPING WILLOW DRIVE, SANDY, UT 84070

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS


©2012 Utahrealestate.com

MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower has not undertaken any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 38 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

CALCAP, LLC

DATE OF FORMATION ★
07/14/2015

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt
$1.2M	$1M

Unsold Inventory	Aged Inventory
3	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
0	$0

Gross Margin %
N/A

PRINCIPAL

David Helm

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
20	$195K

Average Project Time	Average Total Project Costs
3 months	$160K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 5260 SOUTH LANDINGS DRIVE, FORT MYERS, FL 33919 B Rate Projected Term Loan to ARV Loan Amount Investors 9.6% 12 months 61.0% $372,090 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $372,090 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Calcap LLC David Helm - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $610,000 $196,566 Total Project Costs $413,434 GROUNDFLOOR $372,090 $41,344 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $337,834 Loan To ARV 61.0% Purchase Date TBD Loan To Total Project Cost 90.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $610,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 5260 SOUTH LANDINGS DRIVE, FORT MYERS, FL 33919 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower’s Skin-in-the-Game will not change regardless of any changes to the closing price. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. The Borrower has not completed any projects in the past year. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. Please consult the offering circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 38 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. CALCAP, LLC DATE OF FORMATION* 07/14/2015 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $1.2M $1M 0 $0 Unsold Inventory Aged Inventory Gross Margin% 3 0 N/A PRINCIPAL David Helm FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 20 $195K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $160K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PS-222

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10440	3.3	August 21, 2015

4.1	Standard Form of LRO Agreement		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	Offer Letter for Benjamin Armstrong dated September 12, 2013		1-A/A	024-10440	6.3	July 1, 2015

6.4	Offer Letter for Chris Schmitt dated February 24, 2014		1-A/A	024-10440	6.5	July 1, 2015

6.5	Form of Offer Letter for Officers and Key Employees		1-A POS	024-10440	6.5	September 29, 2016

6.6	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.7	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.8	Option Award Agreement for Chris Schmitt		1-A/A	024-10440	6.9	July 1, 2015

6.9	Option Award Agreement for Ben Armstrong		1-A	024-10488	6.10	October 7, 2015

6.10	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.11	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

6.12	Form of Nonqualified Stock Option Agreement		1-A POS	024-10488	6.12	September 29, 2016

6.13	Form of Incentive Stock Option Agreement		1-A POS	024-10488	6.13	September 29, 2016

6.14	Stock Repurchase Agreement for Benjamin Armstrong		1-A/A	024-10440	6.10	July 1, 2015

6.15	Stock Repurchase Agreement for Nikhil Bhargava		1-A/A	024-10440	6.11	July 1, 2015

6.16	Stock Repurchase Agreement for Brian Dally		1-A/A	024-10440	6.12	July 1, 2015

6.17	Stock Repurchase Agreement for Chris Schmitt		1-A/A	024-10440	6.13	July 1, 2015

6.18	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.19	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.20	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.21	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.22	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

10.1	Power of attorney		1-A	024-10496	N/A	November 19, 2015

10.2	Power of attorney with new director		1-A/A	024-10496	N/A	November 25, 2015

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A POS	024-10496	11.1	March 18, 2016

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 14, 2016.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2016
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 14, 2016
Nick Bhargava

*	Director	December 14, 2016
Sergei Kouzmine

*	Director	December 14, 2016
Bruce Boehm

*	Director	December 14, 2016
Michael Olander Jr.

*	Director	December 14, 2016
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact